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                                                                       EXHIBIT 5

                     OPINION OF GIBSON, DUNN & CRUTCHER LLP


                                 October 8, 2001

(949) 451-3800                                                     C 42273-00001

I-Flow Corporation
20202 Windrow Drive
Lake Forest, California 92630

     Re:  Registration Statement on Form S-8 for 750,000 Shares of Common Stock

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by I-Flow Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of 750,000 shares of common stock of the Company, par value $0.001 per share ("Common Stock"), reserved for issuance under the I-Flow Corporation 2001 Equity Incentive Plan (the "2001 Plan").

     For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us. As to facts material to the opinions expressed herein which were not independently established or verified by us, we have relied upon oral or written statements and representations of the Company and others.

     On the basis of and in reliance upon the foregoing and assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, we are of the opinion that assuming the shares of Common Stock being offered under the 2001 Plan are issued and paid for in accordance with the provisions of the 2001 Plan and the consideration is valid under state law (and not less than the par value per share), such shares will be validly issued, fully paid and nonassessable.

     This opinion is limited to the General Corporation Law of the State of Delaware and federal laws of the United States, as such laws currently exist. We assume no obligation to revise or supplement this opinion should such laws, or interpretations thereof, be changed.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                 Very truly yours,



                                                 /s/ Gibson, Dunn & Crutcher LLP
                                                 -------------------------------
                                                     GIBSON, DUNN & CRUTCHER LLP